Exhibit 10.8

STR HOLDINGS, INC.
2009 Equity Incentive Plan

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT (the “Award Agreement”) is made effective as of October 1, 2012 (the “Date of Grant”) between STR Holdings, Inc., a Delaware corporation (with any successor, the “Company”), and Robert Yorgensen (the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the STR Holdings, Inc. 2009 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Award Agreement.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Grant of the Option.  The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of two hundred eighty five thousand (285,000) Shares, subject to adjustment as set forth in the Plan.  The Option is intended to be a nonqualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

2.                                      Option Price.  The purchase price of the Shares subject to the Option shall be $3.10 per Share (the “Option Price”), subject to adjustment as set forth in the Plan.

3.                                      Vesting  Subject to the Participant’s continued Service on each vesting date, the Option shall vest (subject to accelerated vesting set forth in Sections 4 or 5 below) on each anniversary of the Date of Grant as follows: (i) twenty five (25%) of the Shares shall vest on the first anniversary of the Date of Grant; (ii) twenty five (25%) of the Shares shall vest on the second anniversary of the Date of Grant; and (iii) fifty (50%) of the Shares shall vest on the third anniversary of the Date of Grant.

At any time, the portion of the Option which has become vested is hereinafter referred to as the “Vested Portion.”  The Vested Portion of the Option shall remain exercisable for the period set forth in Section 6.

4.                                      Change of Control.  Upon the occurrence of a Change of Control, any outstanding portion of the Option, to the extent not previously cancelled or forfeited, that is not (i) assumed by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent or (ii) substituted by the surviving company or corporation or its parent with a stock option with substantially the same terms as the Option, shall, to the extent unvested, immediately vest in full, so long as the Participant’s Service has not been terminated before the commencement of the Change of Control Period (as hereinafter defined).  For purposes of this Section 4, (x) the Option shall not be considered assumed if following any such assumption (or proposed assumption) the shares of stock underlying the Option are not (or would not be) publicly traded on the New York Stock Exchange (“NYSE”), NASDAQ or another established securities market and (y) substitution of the Option with a stock option to purchase shares of stock which are not publicly traded on the NYSE, NASDAQ or another established securities market will result in a failure of the Option to be considered substituted with a stock option with substantially similar terms.

5.                                      Forfeiture.

(a)                                 If the Participant’s Service is terminated by the Participant for Good Reason or by the Company without Cause, the unvested portion of the Option, to the extent not previously cancelled or forfeited, that would have vested had the Participant been employed for an additional twelve (12) months from the date of termination of employment shall vest immediately upon such date of termination; provided however, in the event that the Participant’s Service is terminated by the Participant for Good Reason or by the Company without Cause, during the Change of Control Period (as hereinafter defined), the unvested portion of the Option to the extent not previously cancelled or forfeited, shall vest immediately upon such date of termination.  Thereafter, the Option shall, to the extent not then vested, be cancelled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 6.

(b)                                 If the Participant’s Service is terminated for any reason other than pursuant to clause 5(a) above, the Option shall, to the extent not then vested, be cancelled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 6.

6.                                      Exercise of Option.

(a)                                 Period of Exercise.  Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

(i)                                     the tenth anniversary of the Date of Grant;

(ii)                                  the date that is ninety (90) days following termination of the Participant’s Service for any reason other than death, Permanent Disability or Cause;

(iii)                               the date that is one (1) year following termination of the Participant’s Service due to death or Permanent Disability;

(iv)                              the date of termination of the Participant’s Service due to Cause.

(b)                                 Method of Exercise.

(i)                                     Subject to Section 4, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only.  Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price.  In the event the Option is being exercised by the Participant’s representative, the notice shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option.  The payment of the Option Price may be made at the election of the Participant (A) in cash or its equivalent (e.g., by cashier’s check), (B) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (C) partly in cash and, to the extent permitted by the Committee, partly in such Shares, (D) by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price, or (E) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.  The Committee may prescribe any other method of payment that it determines to be consistent with applicable law.  Neither the Participant nor the Participant’s representative shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii)                                  Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(iii)                               Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares.  However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv)                              In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable during the period set forth in Section 6 by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution as the case may be.  Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

7.                                      No Right to Continued Service.  The granting of the Option evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.

8.                                      Securities Laws/Legend on Certificates.  The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the

Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.                                      Transferability.  The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.  During the Participant’s lifetime, the Option is exercisable only by the Participant.

10.                               Adjustment of Option.  Adjustments to the Option (or any of the Shares underlying the Option) shall be made in accordance with the terms of the Plan.

11.                               Definitions.  For purposes of this Award Agreement:

“Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company or any of its Subsidiaries, if applicable, and otherwise shall mean (i) the Participant’s failure or refusal to follow the reasonable instructions of the Participant’s supervisor (or for the CEO, the Company’s Board of Directors)  (other than due to the Participant’s Permanent Disability), which failure or refusal is not cured within thirty (30) days following written notice; (ii) the Participant’s conviction of a felony or of a misdemeanor if such misdemeanor involves moral turpitude or misrepresentation, including a plea of guilty or nolo contendere; (iii) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s or any of its Subsidiaries’ premises; (iv) the Participant’s commission of any act of fraud, embezzlement, misappropriation of funds, intentional misrepresentation, breach of fiduciary duty or other act of dishonesty materially detrimental to the Company or any of its Subsidiaries; or (v) the Participant’s intentional wrongful act or gross negligence that has a materially detrimental effect on the Company or its Subsidiaries.

“Change of Control Period” shall mean the period commencing ninety (90) days prior to the execution of any definitive purchase and sale, merger or other acquisition agreement resulting in a Change of Control through the first anniversary following the closing of such Change of Control, or, in the case of any other type of Change of Control, the period of one (1) year beginning on the date of the occurrence of such Change of Control through the first anniversary thereof.

“Good Reason” for termination by the Participant of the Participant’s Service shall have the meaning set forth in the Participant’s employment agreement with the Company or any of its Subsidiaries, if applicable, and otherwise shall mean the occurrence (without the Participant’s express written consent), of any one of the following acts by the Company, or failures by the Company to act.  As set forth below, subsection (i) contains the elements of Good Reason, and subsection (ii) sets forth certain terms and conditions applicable to termination by the Participant for Good Reason;

(i)	(A)

A material diminution in the nature or status of the Participant’s responsibilities from those in effect immediately prior to such diminution resulting from, among other things, (1) the assignment to the Participant of any duties inconsistent with the Participant’s duties and the Participant’s position, immediately prior to such assignment, or (2) during the Change of Control Period, the failure of the Company to ensure that the Participant maintains substantially the same duties and position during such period, with the Company and each other entity that may then be a direct or indirect parent of the Company owning directly or indirectly a majority of the outstanding capital stock of the Company, as the Participant was assigned or held immediately prior to the Change of Control Period;

(B)

A material reduction by the Company, during the period of one (1) year immediately prior to the date of the Participant’s termination of Service, in either or both of (1) the Participant’s annual base salary; or (2) the target bonus percentage set forth in the Company’s management incentive plan, in each case as in effect on the date of this Award Agreement or as the same may be increased from time to time;

(C)

The relocation of the Participant’s principal place of Service to a location more than fifty (50) miles from the Participant’s principal place of employment immediately prior to such relocation or the Company’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations immediately prior thereto;

(D)

The failure by the Company to pay to the Participant any portion of the Participant’s current compensation, or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within thirty (30) days of the date such compensation is due;

(E)

The failure by the Company to continue in effect any material compensation plan in which the Participant participates immediately prior to such failure which is material to the Participant’s total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant’s participation relative to other participants, as existed immediately prior to such failure;

(F)

The failure by the Company to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Company’s benefit plans, including without limitation, life insurance, health and accident, or disability plans in which the Participant was participating immediately prior to such failure, the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant immediately prior to such action, or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of such failure; or

	(G)	Any material breach by the Company of the Participant’s employment agreement with the Company or any of its Subsidiaries.

(ii)	(A)

For purposes of this Award Agreement, any purported termination of the Participant’s Service which is not effected pursuant to a written notice of termination indicating the specific termination provision relied upon (e.g., Cause, death, etc.) and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for such a termination shall not be effective.

	(B)	The Participant’s right to terminate the Participant’s Service for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness.

	(C)	For purposes of any determination regarding the existence of Good Reason, any claim by the Participant that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist.

(D)

Notwithstanding any provision of this definition of Good Reason to the contrary, none of the foregoing provisions of this definition of Good Reason shall constitute Good Reason unless (1) no later than ninety (90) days following the occurrence of any of the events set forth in subsection (i) of this definition of Good Reason above, the Participant provides written notice to the Company of such event containing a description thereof and stating the subsection of subsection (i) of this definition of Good Reason above under which such event constitutes Good Reason (the “Good Reason Notice”) and the Company shall not have cured such event within thirty (30) days following its receipt of such notice, and (2) no later than one hundred eighty (180) days, but no earlier than thirty (30) days, following the Company’s receipt of such Good Reason Notice, the Participant gives the Company written notice of the Participant’s intent to terminate Service due to the occurrence of the event constituting Good Reason described in such Good Reason Notice.

“Permanent Disability” shall have the meaning set forth in the Participant’s employment agreement with the Company or its Affiliates, if any, or if the Participant is not a party to an employment agreement with a definition of “Permanent Disability,” then “Permanent Disability” means any physical or mental disability rendering the Participant unable to perform his or her duties for a period of at least one hundred twenty (120) days out of any twelve (12) month period, as determined by a doctor approved by the Company.

“Share” means a share of common stock of the Company or such other class or kind of shares or other securities resulting from the application of Section 12.1 of the Plan.

12.                               Withholding.  The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

13.                               Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company, Attention: Secretary, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

14.                               Entire Agreement.  This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

15.                               Waiver.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

16.                               Successors and Assigns.  The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

17.                               Choice of Law; Jurisdiction; Waiver of Jury Trial.  THIS AWARD AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

SUBJECT TO THE TERMS OF THIS AWARD AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AWARD AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE.  BY EXECUTING AND DELIVERING THIS AWARD AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION.  EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AWARD AGREEMENT.

18.                               Option Subject to Plan.  By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Option is subject to the Plan.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference (subject to the limitation set forth in Section 19).  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.  The Participant has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan and the Award Agreement.

19.                               Amendment.  The Committee may amend or alter this Award Agreement and the Option granted hereunder at any time; provided that, subject to Articles 11, 12 and 13 of the Plan, no such amendment or alteration shall be made without the consent of the Participant if such action would materially diminish any of the rights of the Participant under this Award Agreement or with respect to the Option.

20.                               Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21.                               Signature in Counterparts.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

STR HOLDINGS, INC.

By:
Name: Alan N. Forman
Title: Senior Vice President & General Counsel

Agreed and acknowledged as
of the date first above written:

Robert Yorgensen